UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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Rurban Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RURBAN FINANCIAL CORP.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________

Defiance, Ohio

March 29, 2012

Dear Fellow Shareholders:

The 29th Annual Meeting of Shareholders (the “Annual Meeting”) of Rurban Financial Corp. (“Rurban”) will be held at Founder’s Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio, on Thursday, April 26, 2012, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect three (3) directors, each to serve for a term of three years.

2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm of Rurban for the fiscal year ending December 31, 2012.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Your Board of Directors recommends that you vote “FOR” the election as Rurban directors of the nominees listed in Rurban’s proxy statement for the Annual Meeting, and “FOR” the ratification of the appointment of BKD, LLP as the independent registered public accounting firm of Rurban for the fiscal year ending December 31, 2012.

Shareholders of record at the close of business on February 29, 2012 are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting and any adjournment(s) thereof.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please vote your shares at your earliest convenience by voting over the internet or by telephone.

To obtain directions to attend the Annual Meeting and vote in person, please call the Rurban Investor Relations department at 800-273-5820 or 419-782-7656.

By Order of the Board of Directors,

Mark A. Klein

President and Chief Executive Officer

Rurban Financial Corp.

RURBAN FINANCIAL CORP.

Proxy Statement for the

Annual Meeting of Shareholders

To Be Held On Thursday, April 26, 2012

RURBAN FINANCIAL CORP.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

PROXY STATEMENT FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 26, 2012

GENERAL INFORMATION

This proxy statement provides notification that proxy materials are being made available to shareholders of Rurban Financial Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 26, 2012, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at Founder’s Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON APRIL 26, 2012

The Company’s Notice of Annual Meeting, this proxy statement, a sample of the form of proxy card, and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011, are each available at http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021.

Copies of the Companies Annual Report on Form 10-K for the 2011 fiscal year may be obtained at the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “SEC Filings”. Or, you can obtain paper copies, without charge, by sending a written request to: Anthony V. Cosentino, Chief Financial Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, OH 43512.

Mailing

The Company will distribute this proxy statement and the accompanying proxy card on or about March 29, 2012, to all Shareholders of record as of February 29, 2012 (the “Record Date”) entitled to vote their common shares of the Company (“Common Shares”) at the Annual Meeting. The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2011 (the “2011 fiscal year”), which includes the audited consolidated financial statements of the Company for the 2011 fiscal year, is being delivered with this proxy statement (the “Annual Report”).

Each of the 4,861,779 Common Shares of the Company outstanding on February 29, 2012 is entitled to one vote on all matters acted upon at the Annual Meeting. Only common shareholders of record as of the close of business on February 29, 2012 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies sent to the Company will be voted as designated. Each person giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at the address listed above or in an open meeting at any time before it is voted. The last-dated proxy you submit by any means will supersede any previously submitted proxy. If your Common Shares are held in “street name” and you have instructed your broker, financial institution or other nominee to vote your Common Shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

Individuals who would like to receive a copy of the Company’s Annual Report on Form 10-K for the 2011 fiscal year may receive a copy free of charge by sending a written request to: Anthony V. Cosentino, Chief Financial Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, OH 43512.

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Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address

Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company’s intention to “household” proxy materials. Only one copy of this proxy statement and the Annual Report is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. A separate proxy card and a separate Notice of Annual Meeting of Shareholders are being included for each registered shareholder at the shared address.

Registered shareholders who share an address and would like to receive a separate copy of the Annual Report and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Investor Relations by calling 800-273-5820, or forwarding a written request addressed to Rurban Financial Corp., Attention: Investor Relations, 401 Clinton Street, Defiance, Ohio 43512. Promptly upon receipt of a request, an additional copy of the Annual Report and/or a separate proxy statement for the Annual Meeting will be sent. By contacting Investor Relations, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports to shareholders or proxy statements in the future if they are receiving multiple copies.

Beneficial shareholders who hold Common Shares through a broker, financial institution or other nominee, should contact their broker, financial institution or other nominee for specific information on the householding process as it applies to their accounts.

VOTING INFORMATION

How to Vote

A proxy card for use at the Annual Meeting accompanies this proxy statement. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by voting your Common Shares by one of the following methods:

•	By submitting a traditional paper proxy card;

•	By submitting a proxy by telephone;

•	By submitting a proxy via the Internet; or

•	By attending the Annual Meeting and voting in person.

Submitting a Proxy by Telephone or via the Internet. If you are a shareholder of record as of the Record Date, you may submit a proxy by telephone or via the Internet by following the instructions set forth on the accompanying proxy card. If your Common Shares are registered in the name of a broker, financial institution or other nominee (i.e., you hold your Common Shares in “street name”), your nominee may allow you to submit a proxy by telephone or via the Internet. In that case, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet. The last-dated proxy you submit by any means will supersede any previously submitted proxy. Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m., Eastern Standard Time, on April 24, 2012. For shareholders whose Common Shares are registered in the name of a broker, financial institution or other nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person. If you are a shareholder of record on the Record Date and attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

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Voting Common Shares held in “street name”

Shareholders holding Common Shares in “street name” with a broker, financial institution or other nominee may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access. Such shareholders should review the information provided to them by their broker, financial institution or other nominee. This information will describe the procedures to be followed in instructing the holder of record how to vote the street name Common Shares and how to revoke previously given instructions.

Quorum Requirement for the Annual Meeting

Under the Company’s Amended and Restated Regulations (the “Regulations”), a quorum is a majority of the Common Shares outstanding. Common Shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. In general, broker non-votes occur when Common Shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote such Common Shares on the proposal. Brokers have discretionary authority to vote their customers’ Common Shares on “routine” proposals, such as the proposal to ratify the appointment of the Company’s independent registered public accounting firm, even if they do not receive voting instructions from their customers. Brokers cannot, however, vote their customers’ Common Shares on “non-routine” matters without instructions from their customers. Pursuant to the rules of the New York Stock Exchange (NYSE), the election of directors (whether contested or uncontested) is considered to be a non-routine matter and, therefore, brokers are permitted to vote their customers’ Common Shares on the election of directors only if the beneficial owner has provided voting instructions.

Cost of Proxy Solicitation

The Company will bear the costs of preparing, printing and mailing this proxy statement, proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than the Internet and telephone usage charges incurred if a shareholder appoints a proxy electronically). Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of Common Shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of Common Shares entitled to vote at the Annual Meeting.

The Company has retained Advantage Proxy of Des Moines, WA (“Advantage Proxy”), to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $3,750, plus reimbursement of out-of-pocket fees and expenses, for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call Advantage Proxy at 1-877-870-8565. This is a toll-free telephone number.

Your Vote Is Important. Whether You Own One Common Share Or Many Common Shares, Your Prompt Cooperation In Voting Your Common Shares Is Greatly Appreciated.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Regulations of the Company, three directors will be elected at the Annual Meeting for terms of three years. The Board proposes that each of the three director nominees identified below be re-elected for a new term of three years expiring in 2015. Each of these nominees was approved by the Board upon the recommendation of the Governance and Nominating Committee.

Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees unless authority to vote for one or more nominees is withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director for any reason, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named below will not serve if elected.

The following table gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In
Thomas A. Buis	74	(Retired) Insurance Analyst and Risk Management Consultant, Blanchard Valley Health System, Findlay, Ohio, a non-profit parent corporation of an integrated regional health system, from 2004 to 2009; President and Chairman of Spencer-Patterson Agency, Inc., Findlay, Ohio, an insurance agency, from 1975 to 2004; Director and Chairman of Hancock County Board of Alcohol, Drug Addiction and Mental Health Services (non-profit); Member of Reliance Financial Services (“RFS”) Investment Committee; Director of State Bank since 2004.	2001	2015
Thomas L. Sauer	64	(Retired) President and Owner of City Beverage, a beer distributor from 1990 to 2009; President of Sheep, Inc., a real estate holding company; Director of Superior Distributing Co., Inc., a privately-held for-profit beverage distributing company in Fostoria, OH; Director of State Bank since 2004.	2005	2015
Timothy J. Stolly	54	Agent and Co-owner of Stolly Insurance Group, Lima, Ohio since 1979, sales and service of Property and Casualty Insurance; Board Member of Professional Insurance Agents Association of Ohio; President of Lima Interfaith Senior Housing, a non-profit organization; Member of State Bank Lima Advisory Board since 2006; Director of State Bank since 2010.	2010	2015

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The following table gives certain information, as of the Record Date, concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In
Robert A. Fawcett, Jr.	70	Insurance and Sales Consultant, FRL/United Insurance Agency, Ottawa, Ohio since 2002; Retired Agent, Fawcett, Lammon, Recker and Associates Insurance Agency, Inc., Ottawa, Ohio, sales and service of property and casualty insurance since 1976; Director, Putnam County MRDD Housing Board since 1986; Director of State Bank since 2004.	1992	2014
Gaylyn J. Finn	63	(Retired) Bowling Green State University, Bowling Green, Ohio, Treasurer and Associate Vice President for Finance from 1986 to 2008; Certified Public Accountant since 1974; Trustee, Wood County Hospital; Director of State Bank since February 2010.	2010	2014
Richard L. Hardgrove	73	(Retired) President and Chief Executive Officer of the Eastern Region of Sky Bank, Salineville, Ohio from 1998 to 2001; Deputy Superintendent of Banks, State of Ohio, from 1996 to 1998; CEO of FirstMerit, Akron, Ohio from 1988 to 1996; Trustee, Akron Children’s Hospital from 1993 to 2004; Chairman of the Board, Akron Children’s Hospital from 1998 to 2002; Director of State Bank since 2004; Director of Rurbanc Data Services, Inc. (“RDSI”) since 2009.	2004	2013
Lynn “Zac” A. Isaac	57	Executive Vice President , Isaac Property Company, a commercial real estate development and management company with projects in Northwest Ohio and Sarasota, Florida, since 1990; Member of the Toledo and Ohio State Bar Associations; Chairman of the Board of the Toledo Zoo; Trustee and past Chairman of the Board, Defiance College Board of Trustees; Member of the Board of Directors of AAA Northwest Ohio; Chairman of the AAA Northwest Ohio Finance Committee; Member of the Board of Directors of Isaac Investments, Inc.; Member of the Board of Directors of Isaac Industrial Properties, Inc.; Director of State Bank since October, 2011.	2011	2013
Rita A. Kissner	66	(Retired) City of Defiance, Ohio, served as Mayor from 1992 to 2000, Finance Director from 1987 to 1991, and Auditor from 1980 to 1986; Main Street Director, Defiance Development and Visitors Bureau, from January 2007 to June 2008; Trustee and Chair of the Board, Defiance College Board of Trustees; President of Defiance Area Women’s Giving Circle, a non-profit organization; Director of State Bank since 2004; Director of RDSI since July 2010.	2004	2014

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Mark A. Klein	57	President, and Chief Executive Officer of the Company since January 2010; Director of the Company since February 2010, President and Chief Executive Officer of State Bank since January 2006; Director of State Bank since 2006; Member of RFS Investment Committee since March 2007; President of RDSI since November 2011; Director of RDSI since 2010. Senior Vice President Private Banking of Sky Bank, Toledo, Ohio from 2004 to January 2006; Vice President and Team Leader of Sky Bank, Toledo, Ohio from 2000 to 2004; Executive Vice President and Senior Lender of $450 million Sky Bank affiliate from 1994 to 1999; 13 year Member and current President of Defiance City School Board of Education; Member of Defiance Area Foundation Board (non-profit); Member and Chairman of Promedica-Defiance Regional Medical Center Foundation Board; Director, Defiance Regional Medical Center Board of Trustees.	2010	2013

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Recommendation and Vote

Pursuant to the procedures set forth under the Regulations and Ohio law, the three nominees who receive the greatest number of votes will be elected as directors of the Company.

Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more nominees by writing the name of the nominee(s) on the line provided on the proxy card. Common Shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

YOUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES

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CORPORATE GOVERNANCE

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those described under the heading “TRANSACTIONS WITH RELATED PERSONS” beginning on page 36 of this proxy statement, and the compensation and other payments, if any, each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent based on the definition of an “independent director” set forth in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

The Board has affirmatively determined that the Board has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company’s banking subsidiaries and ownership of the Company’s Common Shares as described in this proxy statement) and thus qualifies as an “independent director” under NASDAQ Marketplace Rule 5605(a)(2): Thomas A. Buis, Robert A. Fawcett, Jr., Gaylyn J. Finn, Richard L. Hardgrove, Rita A. Kissner, Thomas L. Sauer, and Timothy J. Stolly. The Board has determined that Mark A. Klein does not qualify as an independent director because he currently serves as an executive officer of the Company and certain of its subsidiaries.

Director Qualifications and Review of Director Nominees

The Board has a standing Governance and Nominating Committee that is responsible for identifying and recommending individuals qualified to become directors. The Governance and Nominating Committee recommended Thomas A. Buis, Thomas L. Sauer, and Timothy J. Stolly for re-election as directors of the Company at the Annual Meeting.

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Governance and Nominating Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works to attract candidates with those qualifications. The Governance and Nominating Committee has adopted a written policy regarding qualifications of directors. Pursuant to this policy, individuals who are nominated for election to the Board must possess certain minimum personal and professional qualities, including, without limitation, personal integrity and ethical character; demonstrated achievement in business, professional, governmental, communal, scientific or educational fields; sound judgment borne of management or policy-making experience; and a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. The policy also requires the Governance and Nominating Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation or the source of the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

The Company does not have a formal policy that requires the consideration of diversity in identifying nominees for election to the Board. However, the Governance and Nominating Committee’s policy regarding qualifications of directors provides that the Company will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

The Board believes that each nominee and current Board member brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, insurance, accounting and finance, real estate, marketing and government. Set forth below is a discussion of certain specific skills that qualify each of our current directors and director nominees to serve as a director or to be nominated for re-election.

Mr. Buis brings a significant background of management leadership skills from being the President and owner of an independent insurance agency for 40 years and risk management analysis skills from being a health systems consultant for 5 years. He has been a CPCU (chartered property casualty underwriter) since 1970. Prior to joining the Board in 1990, he served as a director of the former People’s Banking Company for 10 years. He has served as Chairman of the Governance and Nominating Committee for 6 years.

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Mr. Fawcett has owned and operated a medium-sized insurance business for over 30 years. He brings entrepreneurial and business leadership to the Board. He served as a director of RFC Banking Company from 2001 to 2004, and as a director of State Bank for over 17 years. He is a member of the Board’s Audit Committee and previously served as Chairman of the Audit Committee. He currently serves as the Chairman of the Board’s Compensation Committee. He also has significant board service experience, having served on the boards of directors of numerous for-profit and non-profit organizations.

Mr. Finn brings to the Board an extensive financial and risk management background. He served as Treasurer and Associate Vice President for Finance for Bowling Green State University until 2008. While serving at Bowling Green State University, Mr. Finn was responsible for receipts, disbursement and investing functions of the university as well as the risk management function. He has been a certified public accountant since 1974 (currently inactive) and previously worked for a large public accounting firm. He has over thirty-two years experience as a financial executive in the for-profit and non-profit arenas. Mr. Finn’s experience in finance has qualified him as an “audit committee financial expert” under SEC guidelines. Mr. Finn serves as Chairman of the Board’s Loan Review Committee, and as a member of the Board’s Audit Committee.

Mr. Hardgrove brings an extensive background in finance and financial institution management. He has over 40 years of banking experience, during which he served as the CEO of three different banks with assets of $500 million to $5 billion, as well as serving 16 years as the CEO of a bank holding company. As CEO of financial institutions, he led these financial institutions through a number of successful mergers. Mr. Hardgrove also formerly served as the Deputy Superintendent of Banks for the State of Ohio. He has served as a bank director for 37 years. Mr. Hardgrove currently serves as Chairman of the Board.

Mr. Isaac brings to the Board extensive experience in the financial institution industry and corporate law. He started his career in a private law firm as a general counsel attorney. He has experience in commercial lending and loan workouts. He held the number two position in an 80 person workout department for the largest savings and loan in Texas. He was responsible for restructuring hundreds of millions of dollars in commercial loans, managed hundreds of lawsuits with outside attorneys and foreclosed millions in commercial property. He also serves as Chairman of the Board for the Toledo Zoo, a member of the AAA Northwest Ohio Board of Directors, Trustee and past Chairman of the Defiance College Board of Trustees, Trustee and past Chairman of the Board of Trustees for Junior Achievement of Northwest Ohio and a member of the Toledo and Ohio State Bar Associations. Mr. Isaac currently serves on State Bank’s Executive Loan Committee and is a member of the Company’s Governance and Nominating Committee.

Ms. Kissner has broad knowledge of finance and leadership in local government. Her diverse professional background includes serving as Mayor of Defiance, a mid-sized Northwest Ohio town, as well as finance director and auditor. She exercised her leadership skills as the Main Street Director of the Defiance Development and Visitors Bureau, and she also serves as a trustee and current Chair of the Board of Defiance College. Ms. Kissner currently serves as Chairperson of the Board’s Audit Committee.

Mr. Klein brings to the Board extensive experience in the financial institution industry. He has served as the President and CEO of State Bank since January 2006, and as President and CEO of the Company since January 2010. Prior to joining the Company and State Bank, Mr. Klein was Senior Vice President Private Banking of Sky Bank, Toledo, Ohio from 2004 to January 2006, and Vice President and Team Leader of Sky Bank, Toledo, Ohio from 2000 to 2004. From 1994 to 1999, Mr. Klein was Executive Vice President and Senior Lender at a $450 million Sky Bank affiliate. He has served 13 years on the Defiance City Schools Board of Education and served as its President in 2011. Mr. Klein is also a member and Chairman of the Defiance Area Foundation, a member of Promedica Defiance Regional Hospital Foundation Board and a director of the Promedica Defiance Regional Hospital Board of Directors.

Mr. Sauer brings to the Board marketing, investment and business leadership skills from his career as an owner and President of a local distributor with a $13 million sales operation. He currently is President of a real estate investment company. Mr. Sauer currently serves as Chairman of the RFS Investment Committee and as a member of the Board’s Governance and Nominating Committee.

Mr. Stolly brings to the Board over 30 years experience in the insurance industry, as well as a strong sales and services background as a true entrepreneur with a strong business acumen. Mr. Stolly is very community involved and serves on a variety of different boards of various organizations including the Lima Allen County Chamber of Commerce, Lima Insurance Board, Lima Area JC’s, Allen County Council on Aging, Lima Noon Optimist, St. Rita’s Hospital Development Committee and Motorist Insurance Group Advisory Board. Mr. Stolly is currently a board member of the Professional Insurance Agents Association of Ohio. Mr. Stolly currently serves on the Board’s Audit Committee and Loan Review Committee, in addition to being a member of the State Bank Lima Region Advisory Board, which he has been a member of since 2006.

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Nominating Procedures

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to Richard L. Hardgrove, Chairman of the Board of the Company, Thomas A. Buis, Chairman of the Governance and Nominating Committee, Mark A. Klein, President and Chief Executive Officer of the Company, or Anthony V. Cosentino, Chief Financial Officer of the Company. To be considered, recommendations must be received at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512, no later than June 30th of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

Shareholders may also nominate an individual for election as a director of the Company by following the procedures set forth in the Regulations. Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to the Secretary of the Company at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512. Nominations for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected. However, if the annual meeting of shareholders is not held on or before the 31st day following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders. Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders. In any event, each nomination must contain the following information: (a) the name, age and business or residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of Common Shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Board Leadership

Richard L. Hardgrove, an independent director of the Company, has served as the Chairman of the Board since August 2010. The Board believes that having an independent director serve as Chairman of the Board is in the best interests of shareholders and the Company at this time. This board leadership structure ensures a greater role for the independent directors in the oversight of the Company and provides for more active participation of the independent directors in setting agendas and establishing priorities and procedures for the Board. The Board believes that the administration of its risk oversight function has not affected the Board’s leadership structure. The Board is actively involved in oversight of risks that could affect the Company and this oversight is conducted primarily through the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, all of which are comprised entirely of (and chaired by) independent directors.

Code of Conduct

In accordance with the applicable provisions of the NASDAQ Marketplace Rules and the rules and regulations of the SEC, the Board has adopted the Rurban Financial Corp. Code of Conduct and Ethics which applies to the directors, officers and employees of the Company and its subsidiaries. The Code of Conduct and Ethics is available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Code of Conduct”.

Communications with the Board

Shareholders may initiate communication to the Board either generally or in care of the Company’s Investor Relations Officer, or another corporate officer. Any communication to the Board may be mailed to the Board, in care of Anthony V. Cosentino, the Company’s Chief Financial Officer, at the Company’s headquarters located at 401 Clinton Street, Defiance, Ohio 43512. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication”. In addition, communications via the Company’s website at www.rurbanfinancial.net may be used. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors. There is no screening process, and all shareholder communications that are received by officers for the Board’s attention are forwarded to the Board.

Director Stock Ownership Policy

The Company has a Director Stock Ownership Policy that requires each director of the Company to own a minimum of 2,500 Common Shares of the Company. Newly elected directors are required to own 33% of the required number of Common Shares (i.e., 825 Common Shares) by the end of the first year of service, 66% of the required number of Common Shares (i.e., 1,650 Common Shares) by the end of the second year of service, and the full required number of Common Shares (i.e., 2,500 Common Shares) by the end of the third year of service on the Board. All directors of the Company are currently in compliance with the Director Stock Ownership Policy.

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MEETINGS AND COMMITTEES OF THE BOARD

Each member of the Board is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholder meetings. The Board met fourteen times during 2011, of which nine were regularly scheduled meetings and five were unscheduled, special meetings. All directors attended 75% or more of the aggregate of the number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served. In accordance with the NASDAQ Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on May 5, 2011.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are currently the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Loan Review Committee. The charters of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Supplementary Info.” The charter of each committee is also available in print to any shareholder who requests it. Requests should be submitted in writing to Investor Relations, Rurban Financial Corp., 401 Clinton Street, Defiance, OH 43512.

The following table shows the current membership of each of the standing committees of the Board.

Audit Committee	Compensation Committee	Governance and Nominating Committee	Loan Review Committee
Robert A. Fawcett Jr.	Robert A. Fawcett Jr.*	Thomas A. Buis*	Thomas A. Buis
Gaylyn J. Finn	Richard L. Hardgrove	Robert A. Fawcett Jr.	Gaylyn J. Finn*
Rita A. Kissner*	Rita A. Kissner	Lynn “Zac” A. Isaac	Timothy J. Stolly
Timothy J. Stolly		Thomas L. Sauer

* Committee Chairperson

Audit Committee

The Audit Committee has four members and met eight times during the 2011 fiscal year. Upon the recommendation of the Governance and Nominating Committee, the Board has affirmatively determined that each of the current members of the Audit Committee qualifies, and each director who served as a member of the Audit Committee during 2011 qualified during his or her tenure on the Audit Committee during 2011, as independent under the applicable NASDAQ Marketplace Rules and under Rule 10A-3 promulgated under the Exchange Act.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries. In addition, the Board has determined that Gaylyn J. Finn qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K promulgated by the SEC by virtue of his service as the Treasurer and Associate Vice President for Finance of Bowling Green State University prior to his retirement.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. As set forth in the Audit Committee’s charter, the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;
•	the Company’s internal audit function;
•	the certification of the Company’s quarterly and annual financial statements and disclosures; and
•	the Company’s consolidated financial statements and the independent audit thereof.

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The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Additional information regarding the Audit Committee is provided under the heading “AUDIT COMMITTEE DISCLOSURE” beginning on page 38 of this proxy statement. In addition, the “Audit Committee Report” relating to the 2011 fiscal year is set forth on page 40 of this proxy statement.

Compensation Committee

The Compensation Committee has three members and met six times during the 2011 fiscal year. Upon the recommendation of the Governance and Nominating Committee, the Board has affirmatively determined that each of the current members of the Compensation Committee qualifies, and each director who served as a member of the Compensation Committee during 2011 qualified during his or her tenure on the Compensation Committee during 2011, as an independent director under the applicable NASDAQ Marketplace Rules. In addition, each of the three members of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.

The function of the Compensation Committee is to review and recommend to the Board the salary, bonus and other compensation to be paid to, and the other benefits to be received by, the Company’s executive officers, including the President and Chief Executive Officer. In addition, the Compensation Committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees. The Compensation Committee also administers the Company’s stock incentive plans. For a full listing of the Compensation Committee duties and responsibilities, please reference the Committee charter which is available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Supplementary Info.”

Additional information regarding the Compensation Committee is provided under the heading “COMPENSATION OF EXECUTIVE OFFICERS–Overview” beginning on page 13 of this proxy statement.

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Governance and Nominating Committee

The Governance and Nominating Committee has four members and met three times during the 2011 fiscal year. The Board has affirmatively determined that each of the current members of the Governance and Nominating Committee qualifies, and each director who served as a member of the Governance and Nominating Committee during 2011 qualified during his or her tenure on the Governance and Nominating Committee during 2011, as an independent director under applicable NASDAQ Marketplace Rules.

The function of the Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and their committees and developing and implementing the Company’s corporate governance guidelines. The Governance and Nominating Committee also evaluates the performance of the current members of the boards of directors of the Company and its subsidiaries on an annual basis. Members of the boards of directors participate in director education programs throughout the year. Education activities potentially include participation in conferences, seminars, or webinars conducted from time to time by national or state associations or industry experts.

Loan Review Committee

The Loan Review Committee has three members and met four times during the 2011 fiscal year. The function of the Loan Review Committee is to assist the Board in fulfilling its oversight responsibilities of credit quality at State Bank. The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at State Bank, except when full Board approval is required due to the nature or size of a particular credit being presented.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive. The Compensation Committee also provides oversight for all significant compensation plans for all officers, non-officers, and directors.

The Compensation Committee is comprised of non-executive directors and is responsible for reviewing, recommending, and approving compensation programs for the executive officers and the Board of Directors. The Compensation Committee also has the responsibility of designing the appropriate system of measure that includes sufficient quality evaluation factors that will be used to calculate incentive compensation arrangements and bonus plans for executive officers. The Compensation Committee is also responsible for ensuring that the compensation programs throughout the Company deliver the intended goals and objectives and do not encourage any undesired risk. A formal risk review of all incentive compensation programs utilized throughout the Company will be documented on an annual basis.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the 2011 fiscal year, as well as the other individuals included in the Summary Compensation Table on page 21 of this proxy statement, are referred to as the “named executive officers”.

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Compensation Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific, long-term and strategic goals set by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain quality employees in key positions. The Compensation Committee attempts to ensure that the compensation provided to key employees of the Company and its subsidiaries, including the named executive officers, remains competitive relative to the compensation paid to similarly situated employees at comparable companies. The Compensation Committee further believes that such compensation should include both cash and equity-based compensation that rewards performance as measured against established goals.

The Compensation Committee formally adopted a compensation philosophy in early 2012 which will drive compensation decisions in 2012 and moving forward. The summarized philosophy is as follows:

Rurban Financial Corp. is committed to providing all executives, employees and directors with fair and equitable compensation programs. For executives, this includes a competitive base salary, incentive compensation, both long-term and short-term, and other ancillary benefit programs. For non-executive employees, this includes a competitive base salary, short-term performance-based incentives, and other ancillary benefits as recommended by management. For directors this includes retainers, attendance fees, equity awards and other benefits as approved by the Board of Directors. The Bank’s objectives are to ensure its compensation arrangements are competitive as compared to peers in the financial industry and are consistent with the safety and soundness of the Bank.

The following is a summary of the various compensation components and resulting objectives:

Component	Objective
Base salary	Attracts individuals that are capable of adding value to the company
Short-Term Incentives	Motivate individuals to achieve predefined goals and objectives that are highly correlated with the success of the Company
Long-term incentives (cash and equity)	Reward long-term performance that seeks to align the interests of the executive(s) with those of our shareholders
Supplemental benefits (e.g., SERP, supplemental disability, deferred compensation)	Provide market-driven benefits that seek to attract and retain executive talent

BASE SALARY PHILOSOPHY

The base salary philosophy of Rurban Financial Corp. is to compensate executive officers who are meeting performance expectations at the market median or midpoint (50th percentile). If an employee is experienced; high performing; or brings a specific knowledge base to the organization, the Bank may compensate the employee at the upper quartile (75th percentile) of market. If an employee is entry level or recently promoted, compensation at the lower quartile (25th percentile) may be appropriate.

SHORT-TERM INCENTIVE-BASED COMPENSATION PHILOSOPHY

It is the philosophy of the Company to reward employees who meet and exceed performance expectations with incentive compensation in the form of cash and any other incentive compensation programs approved by the Board. Any incentive compensation arrangement utilized by the Company will be consistent with all applicable regulatory guidance and will not encourage employees to expose the Company to imprudent risks that may pose a threat to the safety and soundness of the organization. The payout opportunity levels in the incentive compensation programs will be reviewed by the Compensation Committee annually to ensure they are competitive and consistent with best practices leading to safety and soundness. The philosophy for incentive payouts is to reward executives with incentive-based compensation levels that result in total compensation at the market median (50th percentile) when performance expectations are met and at the upper quartile of market (75th percentile) when performance expectations are exceeded.

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LONG-TERM INCENTIVE-BASED COMPENSATION

In an effort to align the long-term interests of the shareholders with those of the executives, performance-based, long-term incentives will be utilized to provide equity compensation at the 50th percentile when target goals are met with the potential for awards between the 60th and 75th percentile when long-term goals are exceeded.

EXECUTIVE BENEFIT PROGRAMS

The Company strives to provide executive benefit programs that are commensurate with current market practices and have reasonable expense costs as compared to market research and peer comparison. Benefits for the executive officers of the Company include health, disability, retirement, life insurance and some additional perquisites that the Board of Directors approve from time to time.

BOARD COMPENSATION

Board of Director compensation is determined by the Compensation Committee with approval by the full Board. To reduce any conflict of interest and focus on short-term success rather than long-term success, the compensation for the Board of Directors is limited to a set fee for service (Retainer and Meeting Fees) and any other compensation or benefit programs approved by the Board. The Company’s philosophy is to compensate the Board of Directors at the market median (50th percentile) for comparable financial institutions of similar asset size within the region.

INDEPENDENT REVIEW

It is the policy of the Compensation Committee to conduct a periodic, independent review of the Company’s compensation programs to verify the reasonableness of its compensation programs for executives, directors and key officers as compared to peer groups and all applicable federal and state laws, rules and regulations. The independent reviews will be conducted by a firm or individual who does not provide other services or products to the Company. In addition, the independent firm will not have any other personal or business relationships with any Board member or any officer of the Company.

In 2011, the Compensation Committee engaged the services of Blanchard Consulting Group (“Blanchard”), a nationally recognized independent compensation consulting company. The Compensation Committee engaged Blanchard for several projects that addressed additional planning and compliance oversight and other services, including, but not limited to, development of comparative peer group reviews, evaluation of various plans that impact executive compensation and meeting with and providing instruction to the Compensation Committee with regard to the elements of executive compensation planning.

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As a result of the engagement, Blanchard prepared and presented an Executive Compensation Review that included comparative peer information for executive officer and director compensation, a process for defining/aligning annual performance targets for selected executives, recommendations for revisions to the Company’s 2011 staff Incentive Compensation Plan and 2011 CEO Incentive Compensation Plan and current trends in executive compensation. As part of that review, Blanchard was requested to review executive and director compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location). The peer group companies used in the 2011 reviews were:

Company	Location
Farmers National Banc Corp.	Canfield, OH
Penseco Financial Services Corp.	Scranton, PA
Farmers & Merchants Bancorp., Inc.	Archbold, OH
Ohio Valley Banc Corp.	Gallipolis, OH
Citizens Financial Services, Inc.	Mansfield, PA
QNB Corp.	Quakertown, PA
First Keystone Corporation	Berwick, PA
LCNB Corp.	Lebanon, OH
ENB Financial Corp.	Ephrata, PA
TF Financial Corporation	Newtown, PA
Penns Woods Bancorp., Inc.	Williamsport, PA
Tower Financial Corporation	Fort Wayne, IN
Kentucky Bancshares, Inc.	Paris, KY
Middlefield Banc Corp.	Middlefield, OH
NorthWest Indiana Bancorp	Munster, IN
CCFNB Bancorp, Inc.	Bloomsburg, PA
United Bancshares, Inc.	Columbus Grove, OH
DCB Financial Corp.	Lewis Center, OH
Fidelity D & D Bancorp, Inc.	Dunmore, PA
Peoples Financial Services Corp.	Hallstead, PA

The information and recommendations of Blanchard have been utilized by the Compensation Committee and the Board in connection with the development and review of the Company’s compensation program going forward for fiscal year 2012. The Company uses the peer group information to ensure that the compensation provided to the Company’s executive officers remains competitive, equitable and supports the acquisition and retention of competent, effective and high quality executive talent. The use of compensation consulting services is available to the Compensation Committee at any time and will be used to review and possibly modify the Company’s compensation program.

The only Company compensation program that changed in any significant manner during the 2011 fiscal year was the Non-Qualified Deferred Compensation Plan (the “Deferral Plan”) that was adopted in 2006. The Compensation Committee elected to terminate the Deferral Plan effective January 1, 2011. The Deferral Plan was frozen in 2011 and then was distributed to the participants in early January 2012.

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Components of Executive Compensation

For the fiscal year ended December 31, 2011, the principal components of compensation for named executive officers were:

•	base salary;
•	non-equity incentive compensation;
•	retirement, severance and change in control benefits; and
•	perquisites and other personal benefits.

Base Salary

The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and analysis of how the Company’s and its subsidiaries’ compensation of its executive officers compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations.

During its review of each executive’s base salary, the Compensation Committee primarily considers:

•	market data provided by outside consultants, such as Blanchard;
•	internal review of the executive’s compensation, both individually and relative to other officers;
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon promotion or other change in job responsibility. Merit based increases to salaries of the executive officers are based on the Compensation Committee’s assessment of the individual’s performance and the other factors described above.

The salary paid to Mr. Klein for services rendered in his capacities as President and Chief Executive Officer of the Company and State Bank during the 2011 fiscal year represented no increase over the salary paid with respect to the 2010 fiscal year.

The salary paid to Mr. Cosentino for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company and State Bank during the 2011 fiscal year and the salary paid to Mr. Gathman for services rendered in his capacities as Executive Vice President and Senior Lender of State Bank represented an increase of 1.56% and 1.97%, respectively, due to management’s recommendation to the Compensation Committee to eliminate direct reimbursement of full golf memberships. A $2,500 salary adjustment was made to Mr. Cosentino and Mr. Gathman during the fiscal year 2011.

Non-Equity Incentive Compensation

The Incentive Compensation Plan is a Company-wide incentive compensation program which is intended to link incentive compensation directly to the Company’s and individual’s performance and, thereby, to shareholder value. The following are some of the 2011 organization-wide objectives supported by the plan:

•	Build a high-performance financial company;
•	Grow the business;
•	Ensure sound operations, policies and procedures; and
•	Build on the value proposition strength within each business unit.

All officers and employees of the Company and its subsidiaries (other than certain employees who receive sales commissions or certain other contractual incentives) were eligible to participate in the Incentive Compensation Plan for the 2011 fiscal year. Officers and employees who were not employed for the full year were eligible to participate on a basis proportionate to their employment period. Bonuses payable under the Incentive Compensation Plan are generally determined and paid prior to the end of February of the ensuing year.

Mr. Klein was a participant of the 2011 CEO Incentive Plan which was governed by the Compensation Committee. The parameters of this plan were an incentive target of 15% of base salary with a maximum payout of 150% of target or 22.5% of base salary. The performance factors and weightings were as follows: Leadership-20%, Strategic Planning-30% and Financial Performance-50%. Each member of the Board of Directors assessed Mr. Klein’s performance for Leadership and Strategic Planning and a performance grade was assigned. The Financial Performance metrics were four of the same performance metrics used in the company-wide incentive compensation plan. Mr. Klein’s 2011 financial performance goals were bank net income, NPA ratio, bank efficiency ratio and bank ROA.

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In order for the named executive officers, Mr. Cosentino and Mr. Gathman, to qualify for a bonus payout under the Incentive Compensation Plan for the 2011 fiscal year, certain pertinent metrics needed to be accomplished that reinforces the Company’s objective to ensure that risks identified with incentive compensation are appropriately identified and mitigated. In 2011, the Company used an after-tax net income level set at the beginning of the year as a “circuit breaker”, or trigger, for the incentive plan. Additionally, plan payouts were modified based on 2011 Safety and Soundness exam composite scores and (for lending) based on credit quality measures such as delinquency rates and charge-offs. A scorecard system of weighted goals was used and individual participants were included in goal setting. Individual goals for employees roll up through the levels of management to maintain a line of sight for all participants to the Company’s strategic vision. Mr. Cosentino’s 2011 plan goals were individual and department referrals, NPA ratio, bank residential loan production, bank efficiency ratio, and bank ROA. Mr. Gathman’s 2011 plan goals were individual and direct report referrals, bank commercial loan growth, bank commercial core deposit balance growth, bank commercial loan fees, NPA ratio and regional and bank ROA. To receive a bonus payout under the Incentive Compensation Plan, the named executive officer must also be actively employed and in good standing with the Company at the time of the payout.

Bonuses under the Incentive Compensation Plan and the CEO Incentive Plan are calculated based on a percentage of the participant’s base salary for the applicable plan year. The table below sets forth the bonus opportunities (as a percentage of base salary) for each of the named executive officers for the 2011 fiscal year if their assigned metrics were achieved or exceeded.

Incentive Compensation Plan Opportunity Levels for 2011 Fiscal Year

Named Executive Officer	Rurban Financial Corp. Bonus Payout Levels
	Threshold	Target	Maximum
Mark A. Klein	--	15%	22.5%
Anthony V. Cosentino	10%	20%	40%
Jonathan R. Gathman	10%	20%	40%

Mr. Klein earned bonuses under the 2011 CEO Incentive Plan for meeting certain quantifiable goals for the 2011 fiscal year, resulting in a bonus payout during the first quarter of 2012 of $30,808. Mr. Cosentino and Mr. Gathman both earned bonuses under the Incentive Compensation Plan for meeting certain quantifiable goals for the 2011 fiscal year, resulting in bonus payouts during the first quarter of 2012 of $19,905 and $16,361, respectively.

Equity-Based Awards

The Company believes that it is also important to provide compensation which serves as an incentive for long-term corporate financial performance. In that regard, the Board adopted, and the shareholders of the Company approved, the Rurban Financial Corp. 2008 Stock Incentive Plan (the “2008 Plan”) in 2008 to replace the Rurban Financial Corp. Stock Option Plan (“1997 Plan”) that expired in accordance with its terms in March 2007. These stock incentive plans are intended to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join and/or remain with the Company and its subsidiaries.

The 2008 Plan authorizes the grant or award of the following (collectively, the “Awards”):

•	Incentive Stock Options;
•	Nonqualified Stock Options;
•	Stock Appreciation Rights (“SARs”); and
•	Restricted Stock

The Compensation Committee is responsible for the administration of the 2008 Plan, including the selection of participants to receive Awards and the determination of the type of Award granted to each participant, the level of participation of each participant and the other terms and conditions applicable to Awards. However, any grant of an Award to a director who is not an employee of the Company or any of its subsidiaries must be approved by the full Board.

There were no stock options granted to named executive officers and directors under the 2008 Plan during the 2011 fiscal year. The Compensation Committee is discussing and potentially will be implementing a more formal performance-based plan in 2012.

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Under the 1997 Plan, certain directors, officers and other key employees of the Company and its subsidiaries were selected by the Compensation Committee to receive (i) incentive stock options (as defined in Section 422 of the Code), (ii) nonqualified stock options and (iii) stock appreciation rights (SARs). Each option or SAR awarded under the 1997 Plan has an exercise or base price equal to 100% of the fair market value of the Company’s Common Shares on the date of grant.

Retirement, Severance and Change in Control Benefits

Employment Agreements. The Company entered into an Employment Agreement, dated as of July 30, 2010, with Mark A. Klein, President and Chief Executive Officer of the Company and State Bank (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Klein is entitled to receive certain severance or change in control payments and benefits if he is terminated by the Company under certain circumstances. Information regarding the payments and benefits provided under the Employment Agreement is set forth under the heading “EMPLOYMENT AGREEMENT” beginning on page 29 of this proxy statement.

SERP Agreements. The Company has entered into Supplemental Executive Retirement Plan Agreements with Mark A. Klein and Anthony V. Cosentino (the “SERP Agreements”). Under the terms of the SERP Agreements, the executive officers are entitled to receive certain benefits following retirement. Information regarding the payments and benefits provided under the SERP Agreements is set forth under the heading “SERP AGREEMENTS” beginning on page 27 of this proxy statement.

Change in Control Agreements. The Company has entered into Change in Control Agreements with Mark A. Klein and Anthony V. Cosentino (the “Change in Control Agreements”). Under the terms of the Change in Control Agreements, each of the executive officers is entitled to receive certain benefits, including a lump sum cash payment, if the executive officer is terminated by the Company under certain circumstances in connection with a “change in control” of the Company. Information regarding the Change in Control Agreements is set forth under the heading “CHANGE IN CONTROL AGREEMENTS” beginning on page 24 of this proxy statement.

Rurban Employee Stock Ownership Plan (ESOP). The officers and employees of the Company and its subsidiaries are encouraged to maintain a significant long-term stock ownership position with the Company. This has been fostered not only through the grant of options under the Company’s equity-based plans, but also by the Rurban ESOP which also serves as an employee retirement plan. All full-time employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban ESOP. Each year the Company and its subsidiaries may contribute an amount in cash and/or Common Shares determined by the Compensation Committee or full Board to the Rurban ESOP. The contribution is allocated to the accounts of participants pro rata based on the amount of each participant’s compensation. All amounts allocated to a participant’s account under the Rurban ESOP become vested following three years of continuous service with the Company and its subsidiaries. The Company and its subsidiaries contributed an aggregate amount of $297,911 to the Rurban ESOP for the 2011 fiscal year. The Company and its subsidiaries did not contribute to the Rurban ESOP for the 2010 fiscal year. All amounts allocated to a participant’s account under the Rurban ESOP become vested following three years of continuous service with the Company and its subsidiaries.

Rurban Employee Stock Purchase Plan. The Company also has a qualified Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP Plan is to provide employees of the Company and its subsidiaries with a convenient means by which they may purchase Common Shares of the Company in the open market.

All employees of the Company and its subsidiaries are eligible to participate in the ESPP as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries. If an employee elects to participate in the ESPP, the participant authorizes the Company to deduct from his or her compensation for each payroll period the amount so elected on the applicable enrollment form. All payroll deductions under the ESPP are made on an after-tax basis. All payroll deductions made under the ESPP are forwarded by the Company to its agent. When the agent receives the payroll deductions, as soon as practicable, the agent purchases on the open market such number of Common Shares as may be purchased with such payroll deductions. In addition, the agent will apply all cash dividends, if any, paid with respect to Common Shares held in a participant’s account to the purchase on the open market of additional Common Shares.

Rurban 401(k) Savings Plan. All employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban 401(k) Savings Plan (the “Rurban 401(k) Savings Plan”). There are four types of contributions that are contemplated under the Rurban 401(k) Savings Plan: (1) pre-tax elective deferral contributions by each participant of a percentage of his or her annual compensation; (2) matching contributions made by the Company in cash in an amount determined by the Board; (3) Roth IRA; and (4) qualified rollover contributions by a participant from another qualified plan. The Company and its subsidiaries contributed an aggregate amount of $373,898 to the Rurban 401(k) Savings Plan for the 2011 fiscal year. For the 2011 fiscal year, the amount of the matching contributions made by the Company on behalf of each participant in the Rurban 401(k) Savings Plan was 100% of the amount of such participant’s pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 4% of his or her annual compensation. Currently all employer contributions are 401(k) Safe Harbor and are fully-vested upon contribution.

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Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain quality employees for key positions.

Life Insurance Benefits. The Company pays premiums on behalf of certain officers, including each of the named executive officers, for a group term life insurance policy which provides a $50,000 death benefit in respect of each officer. Additional life insurance is provided to certain officers and directors of the Company through bank-owned life insurance (“BOLI”) policies. BOLI policies are widely used by banks and provide a tax exempt investment vehicle for State Bank while providing death benefits to both the organization and the insured. By way of separate split-dollar agreements, the death benefits provided by the BOLI policies are divided between State Bank and the insureds’ beneficiaries. With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $12,223,931 at December 31, 2011. The beneficiaries of Mark A. Klein and Jonathan R. Gathman were entitled to receive death benefits of $250,000 and $100,000, respectively, under the Company’s BOLI policies as of December 31, 2011.

Other Perquisites and Benefits. Other perquisites and personal benefits provided by the Company to the named executive officers include the use of company automobiles (CEO only), and tax preparation assistance (CEO and CFO only).

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Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation awarded or paid to, or earned by, each of the named executive officers of the Company during the 2011 and 2010 fiscal years.

Summary Compensation Table for 2011 and 2010 Fiscal Years

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and						Non-Equity	Nonqualified Deferred
Principal Position(s)	Year	Salary	Bonus	Stock Awards	Option Awards	Incentive Plan Comp.	Comp Earnings	All Other Comp.	Total
		($)	($)	($)	($) (1)	($) (2)	($) (3)	($)	($)

Mark A. Klein
President & Chief Executive Officer of the Company, State Bank and RDSI	2011	$219,000	--	--	--	$30,808	$29,561	$21,861 (4)	$301,230
	2010	$218,852	--	--	$24,720	--	$74,380	$17,368	$335,320
Anthony V. Cosentino
Executive Vice President & Chief Financial Officer of the Company and State Bank	2011	$161,995	--	--	--	$19,905	$6,519	$27,170 (4)	$215,589
	2010	$132,308	--	--	$8,030	$6,739	$5,433	$53,064	$205,573
Jonathan R. Gathman
Executive Vice President and Senior Lender of State Bank	2011	$128,827	--	--	--	$16,361	--	$17,203 (4)	$162,391
	2010	$126,875	--	--	$8,240	$3,440	--	$15,372	$153,927

(1)	The amounts shown in column (f) reflect the grant date fair value of stock options and SARs granted to each named executive officer during the applicable fiscal year determined in accordance with Accounting Standards Codification Topic 718. The aggregate grant date fair value of these awards was computed using the Black-Scholes pricing model based on the assumptions set forth in.

(2)	The amounts shown in column (g) reflect bonuses earned under the Company’s Incentive Compensation Plan.

(3)	The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s accumulated benefits under his SERP Agreement determined using assumptions consistent with those used in the Company’s financial statements and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

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Name	Club Membership	Auto Allowance or Personal Use of Company Automobile	401(k) Match	Value of Life Insurance	Trust Referral	HSA Match	Income Tax Preparation	Employee Stock Ownership Plan Contribution	Total
Mark A. Klein	$333	$3,988	$8,760	$1,708	--	--	$585	$6,487	$21,861
Anthony V. Cosentino	$72	$13,038	$7,127	$755	--	$900	--	$5,278	$27,170
Jonathan R. Gathman	$68	$6,000	$5,561	$277	$878	$300	--	$4,119	$17,203

Grants of Plan-Based Awards

Anthony Cosentino and Jonathan Gathman earned bonuses of $19,905 and $16,361, respectively, under the Incentive Compensation Plan for meeting certain quantifiable goals for the 2011 fiscal year. Mr. Klein earned bonuses of $30,808 under the CEO Incentive Plan for meeting certain quantifiable goals for the 2011 fiscal year.

The following table sets forth the range of potential payouts under the Incentive Compensation Plan and CEO Incentive Plan.

Grants of Plan-Based Awards for 2011 Fiscal Year

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Mark A. Klein	--	$32,850	$49,275

Anthony V. Cosentino	$16,480	$32,960	$65,920

Jonathan R. Gathman	$12,699	$25,398	$50,797

(1)	Reflects the estimated potential threshold, target and maximum bonus payouts that each of the named executive officers were eligible to receive pursuant to the Incentive Compensation Plan if certain pertinent metrics were accomplished that reinforced the Company’s objective to ensure that risks identified with incentive compensation were appropriately identified and mitigated. In 2011, the Company used an after-tax net income level set at the beginning of the year as a “circuit breaker”, or trigger, for the incentive plan. Additionally, plan payouts were modified based on 2011 Safety and Soundness exam composite scores and (for lending) based on credit quality measures such as delinquency rates and charge-offs. A scorecard system of weighted goals was used and individual participants were included in goal setting. Individual goals for employees roll up through the levels of management to maintain a line of sight for all participants to the Company’s strategic vision. Mr. Cosentino’s 2011 plan goals were individual and department referrals, NPA ratio, bank residential loan production, bank efficiency ratio, and bank ROA. Mr. Gathman’s 2011 plan goals were individual and direct report referrals, bank commercial loan growth, bank commercial core deposit balance growth, bank commercial loan fees, NPA ratio and regional and bank ROA. See “COMPENSATION OF EXECUTIVE OFFICERS–Components of Executive Compensation–Non-Equity Incentive Compensation” beginning on page 17 of this proxy statement.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options [and SARs] held by each of the named executive officers as of the end of the 2011 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

Outstanding Equity Awards at Fiscal Year-End for 2011

(a)	(b)	(c)		(d)	(e)	(f)	(g)
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Mark A. Klein	10,000	--		$11.72	12/21/2015	--	--
	5,000	--		$11.50	02/14/2017
	6,000	9,000	(2)	$ 6.98	02/17/2020

Anthony V. Cosentino	1,000	4,000	(3)	$ 6.66	03/16/2020	--	--

Jonathan R. Gathman	750	--		$13.85	01/21/2014	--	--
	1,000	--		$11.50	02/14/2017
	2,000	3,000	(2)	$ 6.98	02/17/2020

(1)	Unless otherwise indicated, all amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 1997 Plan or the 2008 Plan.

(2)	Stock options have 10-year terms and vest over a five-year period. The portion of the stock options that remain unexercisable will vest and become exercisable as follows: 20% of the unexercisable stock options will vest and become exercisable on February 17, 2013, 20% of the unexercisable stock options will vest and become exercisable on February 17, 2014, and the remaining 20% of the unexercisable stock options will vest and become exercisable on February 17, 2015.

(3)	Stock options have 10-year terms and vest over a five-year period. The portion of the stock options that remains unexercisable will vest and become exercisable as follows: 20% of the unexercisable stock options will vest and become exercisable on March 16, 2012, 20% of the unexercisable stock options will vest and become exercisable on March 16, 2013, 20% of the unexercisable stock options will vest and become exercisable on March 16, 2014, and the remaining 20% of the unexercisable stock options will vest and become exercisable on March 16, 2015.

Option Exercises and Restricted Stock Vesting During 2011 Fiscal Year

None of the Company’s named executive officers exercised any stock options or SARs during the 2011 fiscal year. Similarly, no restricted stock granted to any of the Company’s named executive officers vested during the 2011 fiscal year.

Non-Qualified Deferred Compensation

On November 29, 2006, the Board approved the adoption of a Non-Qualified Deferred Compensation Plan, within the meaning of Title I of ERISA (the “Deferral Plan”), effective as of January 1, 2007. The purpose of the Deferral Plan is to help attract key associates by providing a retirement benefit to certain high ranking and highly compensated employees and directors of the Company and its subsidiaries which is above the statutory maximum limits for the Rurban ESOP. Eligibility for participation in the Deferral Plan is limited to employees of the Company and its subsidiaries in the positions of Senior Vice President and above who qualify as highly compensated employees under the terms of the Deferral Plan, as well as directors of the Company, State Bank and RDSI.

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The Deferral Plan permits participants to voluntarily defer the payment of up to 100% of annual compensation in the case of directors, and up to 75% of annual compensation in the case of all other participants. Deferral elections for each plan year must be made before November 30th of the prior calendar year and are irrevocable during the plan year. Amounts deferred are credited to the participants’ accounts under the Deferral Plan at the time the base salary or bonus compensation would otherwise have been paid. Participants may elect to have their accounts invested in a variety of mutual fund options. Participant accounts are fully vested under the Deferral Plan. The Deferral Plan is “unfunded,” which means that no assets are set aside in trust separate from the general assets of the Company. Thus, all amounts allocated to participant accounts under the Deferral Plan will be recorded as a liability on the Company’s accounting books, and such funds will be subject to the claims of the Company’s creditors.

Participants may elect to receive distributions of their Deferral Plan accounts following the termination of employment for any reason, including voluntary resignation, retirement, disability, or death. Participants are also permitted to elect to receive “in service distributions” of their Deferral Plan accounts prior to their termination of employment, subject to certain requirements. Participants may elect to receive distributions either in a lump sum or in a series of approximately equal annual installments over a period of up to ten (10) years. Elections as to the form and timing of distributions generally must be made by a participant at the time the deferral is elected, although participants are permitted to change their elections if they comply with certain requirements set forth in Section 409A of the Code. The Deferral Plan also provides that participants may receive a distribution upon a defined change in control.

The table below shows the named executive officers who had deferred compensation under the Deferral Plan as of the 2011 fiscal year-end.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mark A. Klein	$10,508.42	$0	$(405.24)	$0	$10,103.18

The Compensation Committee elected to terminate the Deferral Plan effective January 1, 2011 due to the cost of administering the plan exceeding the intended benefit of addressing 401(k) testing issues that no longer persisted. There were four participants in the plan when it was terminated. The Deferral Plan was frozen in 2011 and was distributed to the participants on January 27, 2012.

Change in Control Agreements

The Company entered into an Amended and Restated Change in Control Agreement on July 30, 2010 with Mark A. Klein in connection with his appointment as President and Chief Executive Officer of the Company. The Company also entered into a Change in Control Agreement on April 21, 2010 with Anthony V. Cosentino in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company.

Each Change in Control Agreement has a rolling term of 24 months with the initial term being extended for an additional 12 months on each anniversary of the effective date of the Change in Control Agreement unless the Company notifies the executive officer in writing to the contrary at least 90 days before the anniversary date. Each Change in Control Agreement will renew automatically for an additional 12-months unless the Company notifies the executive officer at least 90 days before the end of the then-current term that the Company does not wish to renew the Change in Control Agreement. The Company is prohibited from delivering such notice during the “Protection Period” and the Change in Control Agreement will remain in effect throughout any Protection Period. The Change in Control Agreements define the “Protection Period” as the period beginning on the first date the Board learns of an event that would result in a “Change in Control” if completed and ending on the latest of:

•	the last day of the 12-month period beginning after the Change in Control;

•	60 days after the date the executive officer learns of an event occurring during the Protection Period which falls within the definition of “Good Reason” and which the Company or its successor concealed; or

•	60 days after the conclusion of an unsuccessful attempt to terminate the executive officer for “Cause” (as defined in the Change in Control Agreements).

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Each Change in Control Agreement will terminate on the earliest to occur of the following events:

•	the executive officer’s employment is terminated before the beginning of a Protection Period;

•	the executive officer agrees to terminate the Change in Control Agreement; or

•	all payments due to the executive officer under the Change in Control Agreement have been paid.

A “Change in Control” is defined by the Change in Control Agreements as:

•	any transaction that would be required to be reported in a proxy statement sent to the Company’s shareholders;

•	a merger or consolidation of the Company or the purchase of all or substantially all of the Company’s assets by another person or group, in each case, resulting in less than a majority of the successor entity’s outstanding voting stock being owned immediately after the transaction by the holders of the Company’s voting stock before the transaction;

•	any person becoming a “beneficial owner” of securities representing 50% or more of the combined voting power of the Company eligible to vote for the election of the Company’s Board;

•	any person other than the Company, the executive officer or the Rurban ESOP becoming the beneficial owner of securities representing 25% or more of the combined voting power of the Company (disregarding any securities which were not acquired for the purpose of changing or influencing control of the Company); or

•	individuals who constitute the Company’s Board ceasing for any reason to constitute at least a majority of the members of the Company’s Board (unless the new directors were approved by the vote of at least two-thirds of the then incumbent directors).

Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a Change in Control of the Company (other than termination of employment for “Cause” as defined in the Change of Control Agreements) during the Protection Period or (2) if the executive officer terminates employment for “Good Reason” during the Protection Period, the Company or its successor will:

•	pay the executive officer a lump sum cash payment equal to 2.99 times (Mr. Klein) or 2.0 times (Mr. Cosentino) the executive officer’s “Annual Direct Salary” (i.e., the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

•	provide the executive officer and the executive officer’s family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years (Mr. Klein) or two years (Mr. Cosentino), at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

•	any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which the executive officer participates.

“Good Reason” is defined by the Change in Control Agreements if any of the following events occur during the Protection Period without the executive’s consent:

•	the assignment of duties and responsibilities inconsistent with the executive’s status;

•	a reassignment which requires the executive to move his office more than fifty (50) miles from the location of the Company’s principal executive office;

•	any reduction in the executive’s annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company’s senior management);

•	any action that would materially reduce the executive’s employee benefits;

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•	the failure of any successor of the Company to assume the Company’s obligations under the Agreement.

If a termination under the circumstances described above in connection with a Change of Control of the Company had occurred on December 31, 2011, Mr. Klein and Mr. Cosentino would have been entitled to receive a lump sum cash payment of $654,810 and $325,000, respectively. In addition, Mr. Klein and Mr. Cosentino (and their respective families) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of three years (Mr. Klein) or two years (Mr. Cosentino) following termination, at an annual cost to the Company of approximately $18,000 for each executive officer.

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage. The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

Under each Change in Control Agreement, if an executive officer’s employment is terminated for “Cause” (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without “Good Reason” (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company’s (or any successor entity’s) benefit plans.

If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement. However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The Change in Control Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

The Change in Control Agreements do not require the executive officer to mitigate the amount of any compensation payable to him under the Change in Control Agreements by seeking other employment or otherwise. The compensation payable to the executive officer under the Change in Control Agreement will not be reduced by any other compensation or benefits the executive officer earn or become entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

If a Change in Control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging in the following activities for two years following the termination of the executive officer’s employment with the Company or its successor:

•	providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company on the date of the change in control;

•	directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•	directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

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The Change in Control Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company or its successor and their subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a Change in Control Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Change in Control Agreements, including reasonable accounting and legal fees incurred by the executive officer.

SERP Agreements

Effective March 1, 2006, the Company entered into a SERP Agreement with Mark A. Klein. The SERP Agreement for Mr. Klein was subsequently amended and restated in December 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder. Effective April 21, 2010, the Company also entered into a SERP Agreement with Anthony V. Cosentino.

Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company until the executive officer’s “Retirement Date” (i.e., age 65 for Mr. Klein and Mr. Cosentino, unless shortened or extended by the Board), beginning on the first day of the month following the executive officer’s termination of employment after the Retirement Date, the executive officer will receive an annual benefit equal 20% (Mr. Klein), or 15% (Mr. Cosentino) of his “Annual Direct Salary” in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. “Annual Direct Salary” means the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment.

If there is a “Change in Control” of the Company (as defined in the SERP Agreements) and the executive officer is terminated after such Change in Control, the executive officer will receive an annual benefit equal to 20% (Mr. Klein), or 15% (Mr. Cosentino) of his Annual Direct Salary calculated as of the date of the change in control or the date the executive officer’s employment is terminated, whichever is higher. The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the first day of the month following the executive officer’s termination. If the compensation provided to an executive officer under his SERP Agreement in connection with a Change in Control would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the relevant portions of any separate Change in Control Agreement between the Company and the executive officer would apply. If the Company and the executive officer are not parties to a separate Change in Control Agreement, the amount of compensation payable under the executive officer’s SERP Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder. “Change in Control” is defined in the SERP Agreements in the same manner as the Change in Control Agreements.

If an executive officer voluntarily terminates his employment prior to the executive officer’s Retirement Date, the executive officer’s SERP Agreement will terminate immediately and the Company will pay the executive officer an early retirement benefit equal to:

•	For Mr. Klein, 10% of his Annual Direct Salary if he terminates employment between age 55 and 60, 15% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 20% of his Annual Direct Salary if he terminates employment at age 65; or

•	For Mr. Cosentino, 5% of his Annual Direct Salary if he terminates employment between age 55 and 60, 10% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 15% of his Annual Direct Salary if he terminates employment at age 65.

The early retirement compensation described above will be paid beginning on the first day of the month following the executive officer’s termination in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. If the executive officer dies at any time prior to the executive officer’s Retirement Date while employed by the Company, the executive officer’s death will be treated as a termination prior to Retirement Date and the executive officer’s designated beneficiary or estate will receive an early retirement benefit as described above. If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for “Cause” (as defined in the SERP Agreements), the executive officer will not be entitled to any compensation under his SERP Agreement.

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If an executive officer dies or becomes permanently disabled during his employment, the executive officer’s SERP Agreement will terminate and the Company will have no further obligations to the executive officer under the SERP Agreement. However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to the executive officer’s death or permanent disability (i.e., compensation arising from termination on or after Retirement Date, prior to Retirement Date or following a Change in Control) will continue to be paid to the executive officer or the executive officer’s designated beneficiary or estate, as appropriate.

The SERP Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

The SERP Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the SERP Agreements by seeking other employment or otherwise. The compensation payable to the executive officers under the SERP Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company and its subsidiaries.

During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from:

•	providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries at the beginning of the non-competition period;

•	directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment with the Company) to become a customer or referral source of another company; and

•	directly or indirectly contacting, soliciting or inducing any of the employees of the Company and its subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its subsidiaries or to seek, obtain or accept employment with another company.

The SERP Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company and its subsidiaries to any person other than an employee of the Company or its subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company and its subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a SERP Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the SERP Agreements, including reasonable accounting and legal fees incurred by the executive officer.

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Employment Agreement

The Company entered into the Employment Agreement with Mark A. Klein on July 30, 2010. Under the Employment Agreement, Mr. Klein is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Board. Mr. Klein must devote his full time and attention to the Company’s business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries. Mr. Klein is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term. The term of the Employment Agreement runs from July 30, 2010 to July 30, 2013, but the term will be automatically extended for an additional one year period, unless the Employer or the Executive provides the other party not less than 180 days prior written notice that the term shall not be so extended.

Compensation. During the term of the Employment Agreement, Mr. Klein will be paid an annual base salary of $219,000 or a higher amount set by the Company. Mr. Klein is also entitled to:

•	receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

•	receive paid vacation time in accordance with policies established by the Board;

•	participate in any of the Company’s employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Klein, unless the change would apply to all of the Company’s executive officers and would not affect Mr. Klein disproportionately);

•	receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Board;

•	use of a vehicle provided by the Company; and

•	receive any liability insurance coverage covering directors and officers of the Company.

Termination Resulting from Disability or Death. If Mr. Klein dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Klein under the Employment Agreement. However, any compensation that becomes payable to Mr. Klein under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Klein or his designated beneficiary or estate, as appropriate.

Termination for “Cause” or Without “Good Reason”. If Mr. Klein’s employment is terminated by the Board for “Cause” or by Mr. Klein without “Good Reason,” the Employment Agreement (and all of Mr. Klein’s rights under the Employment Agreement) will terminate automatically. If Mr. Klein’s employment is terminated other than for Cause and the Company subsequently learns that Mr. Klein actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Klein (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment. “Cause” is defined in the Employment Agreement to include:

•	the willful failure to substantially perform job duties;

•	willfully engaging in misconduct injurious to the Company;

•	dishonesty, insubordination or gross negligence in the performance of duties;

•	breach of a fiduciary duty involving personal gain or profit;

•	any violation of any law, rule or regulation governing public companies, banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against the executive;

•	conduct which brings public discredit to the Company;

•	conviction of, or plea of guilty or nolo contendere to, a felony, crime of falsehood or a crime involving moral turpitude, or actual incarceration for a period of 20 consecutive days or more;

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•	unlawful discrimination or harassment affecting the Company’s employees, customers, business associates, contractors or visitors;

•	theft or abuse of the Company’s property or the property of the Company’s customers, employees, contractors, vendors or business associates;

•	the recommendation of a state or federal bank regulatory authority to remove the executive from his position with the Company;

•	willful failure to follow the good faith, lawful instructions of the Company’s Board;

•	material breach by the executive of any contract or agreement with the Company; or

•	unauthorized disclosure of the Company’s trade secrets or confidential information.

Termination by the Company Without “Cause” or by Mr. Klein for “Good Reason”. If Mr. Klein’s employment is terminated by the Company without Cause or by Mr. Klein with “Good Reason” (and such termination does not occur in connection with a “Change in Control” as defined below), the Company will:

•	pay all accrued obligations and continue to pay Mr. Klein his base salary in effect on the date of his termination of employment for two years following the date of his termination; and

•	provide Mr. Klein and his family (if he elected family coverage prior to the termination of his employment) with continued group health, dental and vision insurance coverage without cost to the executive for a period of one year.

“Good Reason” is defined in the Employment Agreement to include:

•	the assignment of duties and responsibilities inconsistent with Mr. Klein’s status as Chief Executive Officer;

•	requiring Mr. Klein to move his office more than 50 miles from the location of the Company’s principal office in Defiance, Ohio;

•	reducing Mr. Klein’s annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company’s senior management);

•	requiring that Mr. Klein report to a corporate officer or employee instead of reporting directly to the Board;

•	the failure of any successor of the Company to assume the Company’s obligations under the Employment Agreement; and

•	any material breach of the Employment Agreement by the Company or unsuccessful attempt to terminate Mr. Klein for Cause.

If a termination of Mr. Klein’s employment under the circumstances described above had occurred on December 31, 2011 Mr. Klein would have been entitled to continue to receive his base salary of $219,000 for two years following the date of termination. It would begin to be paid to Mr. Klein within 60 days following the date of termination and would be payable in accordance with the Company’s normal payroll practices. In addition, Mr. Klein (and his family) would have been entitled to receive continued group health, dental and vision insurance coverage for a period of one year following termination, at an annual cost to the Company of approximately $18,000.

Termination in Connection With a Change in Control. In the event of a Change of Control of the Company, the respective rights and obligations will be pursuant to the terms of Mr. Klein’s separate Change of Control agreement. If Mr. Klein becomes entitled to receive payments or benefits under the separate Change of Control agreement, then Mr. Klein would not be entitled to receive payments under the Employment Agreement for termination without Cause or for Good Reason.

No Mitigation. The Employment Agreement does not require Mr. Klein to mitigate the amount of any compensation payable to him by seeking other employment or otherwise. The compensation payable to Mr. Klein under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

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Six Month Payment Delay. The Employment Agreement requires that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

Non-Compete. If Mr. Klein receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging in the following activities for one year following the termination of his employment:

•	providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of his termination;

•	directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•	directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Employment Agreement also prohibits Mr. Klein from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.

Disputes. In the event of a dispute between the Company and Mr. Klein regarding the Employment Agreement, the parties will submit the dispute to binding arbitration. The Company and Mr. Klein will bear their own costs of arbitration, but will share the cost of the arbitrator equally. If Mr. Klein prevails in the arbitration, the Company will reimburse Mr. Klein reasonable costs of arbitration including reimbursement of reasonable attorney’s fees.

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DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Each director of the Company who is not an employee of the Company or one of its subsidiaries (a “non-employee director”) currently receives an annual cash retainer in the amount of $9,000, which is paid in twelve monthly installments of $750 each. The Chairman of the Board (currently Richard L. Hardgrove) receives an additional annual cash retainer of $15,000, which is paid in twelve monthly installments of $1,250 each. Each non-employee director also receives an annual cash retainer of $1,000 for each committee of the Board on which he or she serves, except that the member of the Audit Committee designated as the “audit committee financial expert” (currently Gaylyn J. Finn) receives an annual cash retainer of $6,000. Each non-employee director also receives an additional $300 for each Board meeting attended and $300 for each meeting of a committee of the Board attended. Certain non-employee directors of the Company also serve on the board of directors of one or more of the Company’s subsidiaries, and receive an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

Stock Options

From time to time, non-employee directors of the Company have been granted nonqualified stock options to purchase Common Shares of the Company. These options are granted at the discretion of the Compensation Committee, subject to the approval of the full Board. There were no nonqualified stock options granted to non-employee directors during the 2011 fiscal year.

Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation

On March 12, 1997, the Board adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and/or its subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors. The Deferred Compensation Plan is separate from the Deferral Plan, which also allows directors of the Company, State Bank and RDSI to defer all or a portion of their annual compensation.

The Deferred Compensation Plan is administered by the Board. Subject to the express provisions of the Deferred Compensation Plan, the Board has sole discretion and authority to determine from time to time the individuals that are eligible to participate in the plan.

Each non-employee director of the Company and its subsidiaries is eligible to participate in the Deferred Compensation Plan by electing to defer the receipt of all or a portion of the compensation to be received by the director or otherwise payable to him or her during any calendar year. At the time that a director first elects to defer compensation, the Company will establish an account (“Account”) in the director’s name to which all of the director’s deferred compensation will be credited. At the end of each calendar year, the directors’ Account will be credited with an amount of interest equal to the rate determined by the Board for that year.

In the event that a director’s service to the Company or any of its subsidiaries is terminated for any reason, the director will be entitled to receive a distribution (a “Distribution”) from the Company for the amount of deferred compensation and accrued interest then credited to such director’s Account. A Distribution to a director for the amount credited to such director’s Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years. Each director will be allowed to suggest his or her preferred method of Distribution; however, the Board has the ultimate discretion in determining the actual method of Distribution. If a director receives a Distribution from the Deferred Compensation Plan in installments, the director will, each year, earn interest on any undistributed amounts credited to such director’s Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year. Any Distribution received by a director under the Deferred Compensation Plan will be treated as ordinary income for federal income tax purposes at the time that the director receives the Distribution.

The Board may amend or terminate the Deferred Compensation Plan at any time, without the consent of any director of the Company or its subsidiaries.

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Other Director Benefits

Additional life insurance is provided to certain directors of the Company through BOLI policies. By way of separate split-dollar agreements, the BOLI policy interests are divided between State Bank and the insureds’ beneficiaries. With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $12,223,931 at December 31, 2011. Robert A. Fawcett, Jr. is the only director that has a policy and no future directors will be eligible for a policy. As of December 31, 2011, the beneficiaries of Robert A. Fawcett, Jr. were entitled to receive a benefit of $150,000 under the Company’s BOLI policies.

Directors are also entitled to receive reimbursement for reasonable expenses incurred while serving in the capacity as a director of the Company or its subsidiaries. Expenses subject to reimbursement include, without limitation, expenses incurred in connection with attending continuing education seminars and programs (including tuition, travel, lodging and meals, as applicable).

Director Compensation for 2011 Fiscal Year

The table below summarizes the compensation awarded or paid to, or earned by, each of the non-employee directors of the Company during the 2010 fiscal year. No director who is also an employee of the Company or one of its subsidiaries receives compensation for his service as a director or as a committee member of the Company or any of its subsidiaries. As a result, the compensation of Mark A. Klein, who serves as executive officer and also as a director of the Company or one or more of its subsidiaries during the 2011 fiscal year, is not included in the table below but is disclosed instead in the Summary Compensation Table on page 21 of this proxy statement.

Director Compensation Table for 2011 Fiscal Year

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Nonqualified Deferred Comp. Earnings	All Other Comp.	Total
Name	($)	($)	($) (1)	($)	($)	($) (2)	($)

Thomas A. Buis	$25,625 (3)	--	--	--	--	--	$25,625
Robert A. Fawcett, Jr.	$28,025 (4)	--	--	--	--	$407	$28,432
Gaylyn J. Finn	$33,100 (5)	--	--	--	--	--	$33,100
Richard L. Hardgrove	$50,725 (6)	--	--	--	--	--	$50,725
Lynn “Zac” A. Isaac	$ 4,225 (7)	--	--	--	--	--	$ 4,225
Rita A. Kissner	$37,925 (8)	--	--	--	--	--	$37,925
Thomas L. Sauer	$24,775 (9)	--	--	--	--	--	$24,775
Timothy J. Stolly	$25,700 (10)	--	--	--	--	--	$25,700

(1)	No equity grants were made in 2011.
(2)	The amounts shown in column (g) reflect premiums paid by the Company on the split-dollar BOLI policies described above allocable to the death benefit assigned to each director’s beneficiaries.
(3)	Aggregate fees earned by or paid to Mr. Buis included (a) $15,875 in fees for service on the Board and committees of the Company and (b) $9,750 in fees for service on the Board of Directors and committees of State Bank.
(4)	Aggregate fees earned by or paid to Mr. Fawcett included (a) $18,275 in fees for service on the Board and committees of the Company and (b) $9,750 in fees for service on the Board of Directors and committees of State Bank.
(5)	Aggregate fees earned by and paid to Mr. Finn included (a) $22,975 in fees for service on the Board and committees of the Company and (b) $10,125 in fees for service on the Board of Directors and committees of State Bank.
(6)	Aggregate fees earned by or paid to Mr. Hardgrove included (a) $30,475 in fees for service on the Board and committees of the Company, (b) $11,025 in fees for service on the Board of Directors and committees of State Bank and (c) $9,225 for service on the Board of Directors of RDSI.
(7)	Aggregate fee earned by or paid to Mr. Isaac included (a) $2,400 in fees for service on the Board and committees of the Company and (b) $1,825 in fees for service on the Board of Directors and committees of State Bank. Mr. Isaac was appointed to the Boards of the Company and State Bank in October 2011.
(8)	Aggregate fees earned by or paid to Ms. Kissner included (a) $18,575 in fees for service on the Board and committees of the Company (b) $10,350 in fees for service on the Board of Directors and committees of State Bank and (c) $9,000 for service on the Board of Directors of RDSI.

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(9)	Aggregate fees earned by or paid to Mr. Sauer included (a) $13,975 in fees for service on the Board and committees of the Company and (b) $10,800 in fees for service on the Board of Directors and committees of State Bank.
(10)	Aggregate fees earned by or paid to Mr. Stolly included (a) $17,375 in fees for service on the Board and committees of the Company and (b) $8,325 in fees for service on the Board of Directors and committees of State Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the only persons known to the Company to own beneficially more than 5% of the outstanding Common Shares of the Company as of the Record Date.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Common Shares Outstanding
The State Bank and Trust Company (1) 401 Clinton Street Defiance, Ohio 43512	372,000	7.65%
Phronesis Partners, L.P. (2) James Wiggins 130 East Chestnut Street, Suite 403 Columbus, OH 43215	350,873	7.22%

(1)	As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012. All Common Shares reflected in the table are held by Reliance Financial Services, a division of The State Bank and Trust Company, as Trustee. A total of 454,495 of the Common Shares are held as Trustee for the Rurban ESOP. Pursuant to the ESOP, the Trustee has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. As of February 29, 2012, a total of 1,703 Common Shares had not been allocated to participants in the Rurban ESOP. The Trustee is permitted to dispose of shares held in the Rurban ESOP only under limited circumstances specified in the Rurban ESOP or by law. In addition to the shares held as Trustee of the Rurban ESOP, Reliance Financial Services also has sole voting power and sole dispositive power with respect to 1,180 Common Shares, respectively.

(2)	As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012.

The following table sets forth information concerning the beneficial ownership of Common Shares of the Company, as of the Record Date, by each current director of the Company, by each individual nominated for election as a director of the Company, by each named executive officer of the Company, and by all executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner (2)	Common Shares Held as of the Record Date		Common Shares Which Can Be Acquired Upon Exercise of Options Currently Exercisable or Options First Becoming Exercisable Within 60 Days of the Record Date	Total	Percent of Class (3)

Thomas A. Buis	7,364	(6)	10,194	17,558	(5)
Anthony V. Cosentino (4)	802	(7)	1,000	1,802	(5)
Robert A. Fawcett, Jr. Gaylyn J. Finn	10,959 8,046	(8)	9,646 --	20,605 8,046	(5) (5)
Jonathan R. Gathman (4)	12,079	(9)	3,750	15,829	(5)
Richard L. Hardgrove	6,800		8,000	14,800	(5)
Lynn “Zac” A. Isaac	5,000		--	5,000	(5)
Rita A. Kissner	9,449		7,000	16,449	(5)
Mark A. Klein (4)	18,781	(10)	21,000	39,781	(5)
Thomas L. Sauer	29,150	(11)	7,000	36,150	(5)
Timothy J. Stolly	2,400		500	2,900	(5)
All executive officers and directors as a group (11 persons)	110,830		68,090	178,920	3.68%

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(1)	Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share.
(2)	The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio 43512. The mailing address of the Trustee of the Rurban ESOP is The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio 43512.
(3)	The Percent of Class is based upon the sum of (a) 4,861,779 Common Shares outstanding on the Record Date and (b) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date.
(4)	Individual named in the Summary Compensation Table. Mr. Klein also serves as a director of the Company.
(5)	Reflects ownership of less than 1% of the outstanding Common Shares of the Company.
(6)	Includes 2,058 Common Shares held in the name of Mr. Buis’ wife, as to which she exercises sole voting and investment power.
(7)	Includes 200 Common Shares held in the names of Mr. Cosentino’s children for which Mr. Cosentino is custodian. Does not include 1,746 Common Shares allocated to the account of Mr. Cosentino in the Rurban ESOP for fiscal year 2011. Mr. Cosentino’s ESOP Common Shares will become vested in 2013 after three years of continuous service.
(8)	Includes 7,511 Common Shares held by the Robert A. Fawcett Jr. Trust, as to which Mr. Fawcett exercises sole voting and investment power and 3,448 Common Shares held by the Brenda C. Fawcett Trust, as to which Mr. Fawcett’s wife exercises sole voting and investment power.
(9)	Includes 5,978 Common Shares held for the account of Mr. Gathman in the Rurban ESOP.
(10)	Includes 6,154 Common Shares held for the account of Mr. Klein in the Rurban ESOP.
(11)	Includes 21,500 shares held jointly by Mr. Sauer, his wife and Sheep Inc., as to which Mr. Sauer and his wife exercise shared voting and investment power; 7,550 shares held jointly by Mr. Sauer and his wife, as to which Mr. Sauer exercises shared voting and investment power, and 100 shares held for Mr. Sauer’s grandson for which Mr. Sauer’s wife is custodian.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required, during the 2011 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares of the Company under Section 16(a) of the Exchange Act were complied with, except that Lynn Isaac filed three late Form 4 reports covering one transaction each and Gaylyn Finn filed one late Form 4 report covering one transaction.

TRANSACTIONS WITH RELATED PERSONS

The Governance and Nominating Committee is responsible, pursuant to its Charter, for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated. On an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, the Company’s Code of Conduct and Ethics prohibits the Company’s directors, executive officers and employees from self-dealing or otherwise trading on their positions with the Company or accepting, from anyone doing or seeking to do business with the Company, a business opportunity not available to other persons or that is made available because of the person’s position with the Company. The Code of Conduct and Ethics requires all directors, officers and employees to disclose all potential and actual conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or its subsidiaries. Conflicts or potential conflicts of interest which are disclosed by a director, officer or employee of the Company are referred to and resolved by the Company’s Risk Management Officer, with the approval of the Governance and Nominating Committee of the Board.

During the 2011 and 2010 fiscal years, executive officers and directors of the Company, members of their immediate families and corporations or organizations with which they are affiliated entered into banking transactions with the Company’s subsidiary, State Bank, in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and in compliance with Federal Reserve Board Regulation O and comparable laws of the State of Ohio. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The aggregate amount of loans (including undrawn lines of credit) outstanding to directors and executive officers of the Company and their associates as a group was $285,384 at December 31, 2011 and $503,492 at December 31, 2010. In addition, the aggregate amount of loans (including undrawn lines of credit) outstanding to the individuals then serving as directors and executive officers of the Company’s subsidiaries, who were not also directors or executive officers of the Company, totaled $198,793 at December 31, 2011 and $125,400 at December 31, 2010. As of the date of this proxy statement, all of the loans described in this paragraph were performing loans.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee has appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee and the Board have decided to submit the appointment of BKD to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Company’s independent registered public accounting firm in reviewing the quality and integrity of the Company’s financial statements.

BKD has served as the Company’s independent auditor/independent registered public accounting firm since November 2002, and BKD audited the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2011. The Company expects that representatives of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of BKD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The effect of an abstention is the same as a vote “AGAINST”. Even if the appointment of BKD is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of BKD and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of BKD is not ratified by the shareholders, the Audit Committee will reconsider the appointment (but may nonetheless, in its discretion, decide to maintain the appointment).

THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMEND THAT
SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP

AUDIT COMMITTEE DISCLOSURE

Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised solely of independent directors. The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter and described under the heading “MEETINGS AND COMMITTEES OF THE BOARD–Committees of the Board–Audit Committee” beginning on page 11 of this proxy statement.

Management is responsible for the Company’s consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company’s consolidated financial statements.

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Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Company. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company’s independent registered public accounting firm.

The pre-approval of audit and non-audit services and fees of the independent registered public accounting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings. The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is reported to the Audit Committee on at least a quarterly basis. All services rendered by BKD during the 2011 fiscal year were pre-approved by the Audit Committee.

Services of Independent Registered Public Accounting Firm for 2011 Fiscal Year

During the fiscal years ended December 31, 2011 and 2010, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

	2011	2010

Audit Fees (1)	$153,700	$138,900
Audit-Related Fees (2)	14,600	103,865
Tax Fees (3)	32,000	27,000
All Other Fees	--	--
TOTAL	$200,300	$269,765

(1)	Audit fees consist of fees for the audit of the Company’s annual financial statements, review of interim condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q, audit procedures with respect to acquisitions, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements under the Securities Act of 1933, as amended

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include consultations concerning financial and reporting matters, audit procedures, RDSI stand-alone audits for 2010 and review of RDSI’s Form 10 in 2010. For 2011, Audit Related Fees included additional services relating to asset, intangible and goodwill issues for SAS 100 review

(3)	Tax fees consist of fees for tax return preparation services and tax planning advice.

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2011, the Audit Committee:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with BKD, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and discussed with BKD its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE

Rita A. Kissner, Chairperson
Robert A. Fawcett, Jr.
Gaylyn J. Finn
Timothy J. Stolly

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SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals by Shareholders intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company by no later than November 14, 2012, to be eligible for inclusion in the Company’s proxy card, notice of meeting and proxy statement relating to the 2013 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2013 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by January 28, 2013, the proxies solicited by the Board for use at the 2013 Annual Meeting may be voted on the proposal, without any discussion of the proposal in the Company’s proxy statement for the 2013 Annual Meeting. In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512.

Shareholders desiring to nominate candidates for election as directors at the 2013 Annual Meeting must follow the procedures described under the heading “CORPORATE GOVERNANCE–Nominating Procedures” beginning on page 9 of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented at the Annual Meeting, or at any adjournment of the Annual Meeting, the persons named and acting under the proxies solicited by the Board will vote the Common Shares represented by such proxies on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. ALTERNATIVELY, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

March 29, 2012	By Order of the Board of Directors,

Mark A. Klein
President and Chief Executive Officer
Rurban Financial Corp.

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REVOCABLE PROXY

RURBAN FINANCIAL CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2012
TIME: 10:00 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Mark A. Klein and Anthony V. Cosentino, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 26, 2012, at Founder's Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, as shown on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

RURBAN FINANCIAL CORP. — ANNUAL MEETING, April 26, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021

You can vote in one of three ways:

1. Call **toll free 1-866-756-9927** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/rbnf** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4618

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
RURBAN FINANCIAL CORP.

Annual Meeting of Shareholders
APRIL 26, 2012

	For All	Withhold	For All Except
1. To elect three (3) directors to serve for terms of three years each:			

(1) Thomas A. Buis (2) Thomas L. Sauer (3) Timothy J. Stolly

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof (none known at the time of solicitation of this proxy).

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2011.

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 11:59 p.m., April 24, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Voting By Mail

Simply sign and date your proxy card and return it in the postage-paid envelope that has been provided.

Telephone Voting

This method is available for residents of the United States and Canada. On a touch-tone telephone, call TOLL FREE 1-866-756-9927, 24 hours a day, 7 days a week.
You will be prompted to provide your unique "Control Number" shown below.
Have your proxy card ready, then follow the prerecorded instructions. Available until 11:59 p.m., Eastern Standard Time, on April 24, 2012.

Internet Voting

Visit the Internet website at https://www.proxyvotenow.com/rbnf. Enter your unique "Control Number" shown below and follow the instructions on your screen.
You will incur only your usual Internet access charges.
Available until 11:59 p.m., Eastern Standard Time, on April 24, 2012.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021

Your vote is important!